Exhibit 10.19

FORM OF EXECUTIVE EMPLOYMENT AGREEMENT

B E T W E E N:

Tweed Inc., a Company incorporated under the laws of Ontario

(the “Company”)

- and -

Tim Saunders

(the “Employee”)

RECITAL:

The Company and the Employee wish to enter into this agreement, which includes the enclosed Intellectual Property and Confidentiality Agreement, (hereinafter collectively referred to as the “Agreement”) to set forth the rights and obligations of each of them with respect to the Employee’s employment with the Company;

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Employee agree as follows:

ARTICLE 1– Definitions

Section 1.1Definitions

In this Agreement:

“Business” means (i) the development, marketing and sale of medical marijuana and related products developed in future by the Company and its’ subsidiaries, (ii) any other business conducted by the Company after the date of this Agreement and before the termination of this Agreement; and (iii) any business that the Company is in the process of developing at the time this Agreement is terminated.

“Business Day” means any day of the week other than Saturday, Sunday and statutory holidays in Ontario.

“Confidential Information” means Confidential Information as defined in the Intellectual Property and Confidential Information Agreement.

“Entity” means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning.

“ESA” means the Employment Standards Act (Ontario), 2000 S.O. 2000, c. 41 as amended from time to time;

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted; and

“Territory” means Canada.

ARTICLE 2 – Employment

Section 2.1Term

The Company shall employ the Employee on an indeterminate basis beginning on June 1, 2015 and ending on the effective date that the Employee’s employment under this Agreement is terminated in accordance with Article 7 (the “Employment Period”).

Section 2.2Position

The Employee’s position will be Executive Vice President and Chief Financial Officer. The Employee shall report to the CEO or such other person as the Company may designate from time to time. The Employee’s duties will include the duties associated with his initial position and attached hereto as schedule “A”, as well as such other duties that the Company may assign to the Employee from time to time.

ARTICLE 3 – Performance of Duties

The Employee shall serve the Company faithfully, honestly, diligently and to the best of the Employee's ability. The Employee shall devote all of the Employee's working time and attention to the Employee's employment hereunder and shall use the Employee's best efforts to promote the interests of the Company. In this regard, the Employee may serve on any outside board of directors only after receiving written approval from the Company.

ARTICLE 4 – Policies, Rules, Regulations and Procedures

Section 4.1Employee Handbook

(a)	The Company reserves the right to establish an employee handbook (and subsequently, revise, remove or add to its contents) at any time with or without notice to the Employee (the “Employee Handbook”).
(b)	The policies, rules, regulations and procedures contained in the Employee Handbook, if established, constitute an integral part of this Agreement.
(c)	In the event of an inconsistency between the Employee Handbook and the terms and conditions of this Agreement, this Agreement shall prevail.

ARTICLE 5 – Remuneration

Section 5.1Basic Remuneration

The Company shall pay the Employee an annual gross salary (before statutorily required deductions) of $450,000 (the “Basic Salary”) payable in installments according to the current payroll practices of the Company, which may be subject to change from time to time. The Basic Salary shall be prorated in respect of each partial year of service.

Section 5.2Overtime / Hours of Work

As a managerial employee, the Employee is not entitled to receive overtime, pursuant to the provisions of the ESA. It is understood that the hours of work involved will vary and may be irregular as are required to meet the objectives of the Employee’s duties.

Section 5.3Benefits

(a)

Group health and insurance benefits.  The Company shall provide to the Employee group health and insurance benefits, subject to any waiting periods that may be prescribed in the applicable policies. The terms, carrier and existence of the group health and insurance benefits are subject to change from time to time at the Company’s sole discretion.  These benefits will be provided on a premium cost sharing basis and, notwithstanding the foregoing, any issues with respect to entitlement, eligibility or payment of a benefit under the insurance benefit package will be resolved at the sole discretion of the insurer in accordance with the requirements of the applicable policy.

(b)

Short & Long-term Disability.  The Employee is solely and completely responsible for the costs of the premiums associated with the short and long-term disability component of any group benefits coverage.

(c)	You will be provided with a $1,200 per month care allowance, subject to CRA guidelines as a taxable benefit.

Section 5.4Bonus

In addition to your base salary, you are entitled to be considered for an annual target performance bonus of $250,000 based on achievement of key performance indicators by the Company and the Employee, as determined in the Company’s discretion.  Additional discretionary bonuses may be awarded by the Board where exceptional circumstances are warranted in addition to the annual target performance bonus. Except as specifically provided otherwise in Article 7 below, the Employee must be employed as of the regular pay-out date of the applicable Bonus to earn and be entitled to receive such a Bonus.

Section 5.5Stock Options and RSUs

The Employee may be eligible to receive stock options in the amount of up to 250,000 on the terms and conditions that may be approved by the Board.

Notwithstanding the above or the terms of the Plan, if a Change of Control occurs and irrespective of whether the above-noted Options are being assumed, substituted, exchanged or terminated in connection with the Change of Control, the vesting and exercisability of the Options shall accelerate such that the Options shall become vested and exercisable to the extent of 100% of the Option Shares then unvested, effective as of immediately prior to consummation of the Change of Control.  As used herein, “Change of Control” means (a) a sale of all or substantially all of the Corporation’s assets; (b) a merger, consolidation or other capital reorganization or business combination transaction of the Corporation with or into another corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation); or (c) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of all of the Corporation’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (i) change the jurisdiction of the Corporation’s incorporation, (ii) create a holding company that will be owned in substantially the same proportions by the persons who hold the Corporation’s securities immediately before such transaction, or (iii) obtain funding for the Corporation in a financing that is approved by the Corporation’s Board of Directors.

Section 5.6Expenses

The Company will pay or reimburse the Employee for all reasonable and approved travelling and other out-of-pocket expenses incurred by the Employee in connection with his employment.

Section 5.7Vacation

The Employee will be entitled to four (4) weeks' vacation with pay during each calendar year of service or the prorated equivalent for each partial calendar year of service to be taken at a time(s) that is mutually agreeable to the Employee and the Company. Vacation time shall accrue on a pro-rated, monthly basis. The Employee will not be allowed to carry forward any unused vacation time into the next calendar year unless otherwise agreed to in writing by the Company, or required under the ESA.

ARTICLE 6 – Information of Employee

Section 6.1Information to be provided by Employee

The Employee agrees to provide the Company with proof of the Employee’s eligibility to work in Canada if requested by the Company from time to time.

Section 6.2Consent to Use Personal Information

The Employee hereby consents to the collection, use, storage and disclosure of personal information by the Company about the Employee as may be required for the following purposes (subject to the provisions of the Personal Information Protection and Electronic Documents Act (Canada), 2000, c. 5 and or other applicable legislation):

(a)	for reporting purposes to any trade or professional association governing the Company or any investigative body having authority over the Company;
(b)	as required by law;
(c)	as required in order to obtain financing, insurance or contracts for the Company;

(d)	in connection with any proposed sale of the shares or assets of the Company;
(e)	in connection with obtaining employee benefits or insurance;
(f)

in connection with any outsourcing of information by the Company to a third party supplier of information processing services, including but not limited to payroll, health benefits, insurance and pension plan benefits;

(g)	for the internal operational purposes of the Company; and
(h)	to the Employee or to any other person with the consent of the Employee.

section 6.3Protection of Personal Information

(a)

The Employee agrees that, with respect to any personal information about individuals that is collected, used or disclosed by the Company (“Personal Information”) and which the Employee learns of or comes in contact with in the course of his or her employment, that he or she will not, without the prior written consent of the Company:

i)	disclose or make available any Personal Information to any person;
ii)	use any Personal Information for any purpose not authorized by the Company; or
iii)	sell, trade, barter, disclose or transfer any Personal Information to any person.

ARTICLE 7 – Termination

Unless extended by mutual agreement between the Parties, the Employee’s employment shall come to an end on December 31, 2020 without further notice or pay in lieu of notice. The Company shall only be required to pay the minimum severance pay, if any, required by the terms of the Employment Standards Act, 2000.

Section 7.1Termination by the Company for Cause

(a)

The Employee’s employment may be terminated by the Company for cause without notice or payment in lieu of notice or severance pay. Termination for cause includes, but is not limited to, the following: a breach of any material provision of this Agreement including but not limited to any breach of the Intellectual Property and Confidentiality Agreement; an act of dishonesty, fraud, recklessness, carelessness or negligent performance of the Employee's duties; disobeying or disregarding any direct instructions of the Employee's supervisor; engaging in an act involving moral turpitude or conduct which might adversely affect the reputation of the Company or the Employee in the eyes of the public; a breach of any of the Employee's professional obligations and duties including but not limited to a breach of TSX Venture Exchange; a failure to comply with section 6.1 of this Executive Employment Agreement or a loss or suspension of the Employee's eligibility to work in Canada; and any other serious misconduct by the Employee that would constitute cause at common law.

(b)	In the event the Employee is terminated for cause, the Company’s sole obligation will be to pay to the Employee:
i)	any portion of the Base Salary that has been earned by the Employee prior to the date of termination but has not paid; and
ii)	accrued vacation pay, if any, that has been earned by the Employee prior to the date of termination, but not paid.
(c)

Failure by the Company to terminate employment based on the provisions of this Section 7.1 shall not constitute a precedent, condonation of the behavior or be deemed a waiver of the Company’s right to exercise these provisions as cause for immediate dismissal at another time.

Section 7.2Termination by the Company without Cause

(a)	The employment of the Employee may be terminated by the Company at any time without cause upon providing the Employee with the following:
i.	A lump sump payment equal to two (2) times the Employee’s then current base salary;
ii.

continuation of all benefits for a period of two (2) years from the date of termination, or payment in lieu of same, excluding disability, accidental death and dismemberment and life insurance benefits which will end at the end of the minimum notice period required by the ESA;

iii.	any RSU’s vesting after the date of termination shall continue to vest to the extent permitted by the plan over the two (2) year period following termination; and
iv.	any unvested stock options help by you shall continue to vest over the two (2) year following termination

The receipt of any payments or other benefits pursuant to this Section 7.2(a) will be subject to (1) you signing a full and final release in favour of the Company and its related parties (the “Release”) and (2) the Employee executing any documents necessary to resign as a director and/or officer of the Company and its affiliates. No payments or other benefits will be paid or provided until the Release is executed.

The Employee will not be required to mitigate the amount of any payment contemplate by this Agreement, nor will any earnings that you may receive from any other source reduce such payment.

In the event that the above terms (or any other term of this Agreement) does not meet or exceed the minimum requirements of the ESA, to the extent of such conflict the minimum provisions of the ESA shall apply and the Company shall instead provide you with such combination of notice, pay in lieu of such notice at the Company’s option, severance pay and other benefits and entitlements as may be required to meet the minimum requirements under the ESA and no more.

(b)	For the purposes or this Section 7.2 only, the term "Change of Control" shall mean:
(i)

Any person or related group of persons acquires possession, directly or indirectly, of the power to direct or cause the direction or the management or policies of the Company or Canopy Growth Corporation (•'CGC"), whether through the ability to exercise voting power, by contract, or otherwise. Without limiting the foregoing, each of the following shall be deemed to be a "Change of Control": (A) a person or related group or persons acquires the ability to nominate a majority of the directors on the board of directors of the Company or CGC through contract or otherwise; or (B) a person or related group or persons acquires securities or the Company or CBC to which are attached more than 50% of the votes that may be cast to elect directors of the corporation are beneficially owned by that person or related group of persons; or

(ii)	the sale or disposition of all or substantially all of the assets of the Company or CGC to a non-affiliated party; or
(iii)

the merger, amalgamation, arrangement or consolidation (or similar transaction) of the Company or CGC with or into any other non-affiliated corporation in which the shareholders of the Company or CGC, as applicable, prior to such transaction do not, in the aggregate, hold securities of the Company or CGC, as applicable, to which are attached more than 50% of the votes that may be cast to elect directors of the corporation.

If at any time during the term of this Agreement the Company or CGC undergoes a Change of Control and either:

(a) the Employee's employment is terminated by the Company for any reason other than for just cause within two (2) years following such Change of Control or

(b) the Employee resigns his employment with the Company within sixty (60) days following either of the following events:

(i)the Employee is demoted or his responsibilities are materially reduced without his consent. in either case within two (2) years following the date of such Change of Control; or

(ii)the Employee's overall target rate of compensation is reduced within two (2) years following the date of such Change of Control;

the Employee shall be entitled to receive the payments and benefits set out in Section 7.2(a) as though the Employee's employment had been terminated by the Company without cause in accordance with such Section 7.2(a) and any RSUs and unvested stock options held by the Employee as of the date of termination shall be deemed to be fully vested as of the date of termination and shall be exercisable thereafter in accordance with the terms of the CGC omnibus incentive plan. For greater certainty the execution of a Release and other documents required by Section 7.2(a) shall be a pre-condition to such payments.

For greater certainty, a determination by the Company that the Employee will not be paid some or all of a discretionary bonus shall not be considered to be a reduction in the Employee's overall target rate of compensation for the purposes of the foregoing.

For greater certainty, the terms of this Section 7.2(b) shall apply to each and every event that occurs during the term of this Agreement that meets the definition of "Change of Control"

Section 7.3Termination by the Employee

This Agreement and the employment of the Employee hereunder may be terminated at any time by the Employee giving the Company four weeks' notice of resignation in writing. Upon receipt of such notice, the Company, in its sole discretion, may, by notice in writing, waive the notice of resignation period in whole or in part by specifying an earlier termination date, however, in such an event, the Employee shall be paid the outstanding portion of Base Salary and accrued, but unused, vacation for such waived period. All other entitlements, including coverage under the Company's Benefit Plan(s), if any, shall cease as of the earlier termination date.

Section 7.4Termination by Mutual Agreement

This Agreement and the employment of the Employee hereunder may be terminated by mutual agreement of the parties hereto in writing, in which event the Employee shall continue to accrue and receive the Base Salary and benefits through to the date of termination reached pursuant to such mutual agreement.

Section 7.5Resignation as Director and Officer

At the option of the Company, upon any termination of this Agreement, the Employee shall sign forms of resignation indicating the Employee’s resignation as a director and officer of the Company and any subsidiaries or affiliates of the Company and of any other entities of which the Employee occupies similar positions as part of or in connection with the performance by the Employee of his or her duties under this Agreement, if applicable.

ARTICLE 8 – Representations and covenants

Section 8.1Non-Competition

(a)

In light of the nature of the Executive's position and the close relationship the Executive will have with the clients, it is important for the Corporation to limit interference with business. Therefore, during the Executive's employment and for twelve (12) months thereafter the Executive will not on his own behalf nor shall he work at, work for, be employed by, provide services to, engage with, or assist in any way, whether or not for remuneration, recognition, or reward any person, corporation, or organization, whether or not such organization is operated for profit, that sells or intends to sell marijuana or provides marijuana-related services or products in any jurisdiction in which CGC or its subsidiaries has operations. Without limiting the generality of the foregoing, as of the date hereof such jurisdictions include Canada, USA, Brazil, Columbia, Czech Republic, Germany, United Kingdom, Australia, South Africa, Lesotho, Poland and Italy.

(b)

The Executive shall, however, not be in default under Section 8.1 by virtue of the Executive holding, strictly for portfolio purposes and as a passive investor, no more than five percent (5%) of the issued and outstanding shares of or any other interest in, anybody corporate which is listed on any recognized stock exchange, the business of which body corporate is in competition, in whole or in part, with the Corporation.

Section 8.2No Solicitation of Customers

The Employee shall not, during the Employment Period and for a period of twelve (12) months thereafter, directly or indirectly, contact or solicit any designated customer or client of the Company for the purpose of selling to the designated customer or client any product or service which is the same as or substantially similar to, or in any way competitive with, a product or service sold by the Company during the last twelve (12) months of the Employment Period.  For the purpose of this section, a “designated customer or client” means a Person, who was a customer or client of the Company during the last twelve (12) months of the Employment Period, whom the Employee communicated with during that same period of time.

Section 8.3No Solicitation of Employees

The Employee shall not, during the Employment Period or for a period of twelve (12) months thereafter, directly or indirectly, employ or retain as an independent contractor any employee of the Company or induce or solicit, or attempt to induce, any such employee to leave that employee’s employment.

Section 8.4Non-Disparagement

The Executive covenants and agrees that he or she shall not, at any time during the term of this Agreement or thereafter,  make or publish any written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumours, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Corporation, its affiliates or its and their management; provided that nothing in this Section 8.4 shall be construed to preclude the Executive from (a) providing truthful information or testimony where required by law or (b) engaging in any protected concerted activity.

Section 8.5No Conflicting Obligations

The Employee represents and warrants that none of the negotiation, entering into or performance of this Agreement has resulted in or may result in a breach by the Employee of any agreement, duty or other obligation with or to any Person, including, without limitation, any agreement, duty or obligation not to compete with any Person or to keep confidential the confidential information of any Person, and there exists no agreement, duty or other obligation binding upon the Employee that conflicts with the Employee’s obligations under to this Agreement.

Section 8.6Informing Prospective Employers

The Employee shall inform any prospective employer of the existence of the post-employment obligations imposed upon the Employee under this Agreement and the Intellectual Property and Confidentiality Agreement.

Section 8.7Representations, Covenants and Remedies

(a)

The obligations of the Employee as set forth in Sections 8.1, 8.2, 8.3, 8.4 and 8.6 and the Intellectual Property and Confidentiality Agreement will be deemed to have commenced as of the date on which the Employee was first employed by the Company.

(b)

The Employee understands that the Company has expended significant financial resources in developing its products and services and its Confidential Information (as defined in the Intellectual Property and Confidentiality Agreement attached hereto as Schedule “B”).  Accordingly, a breach or threatened breach by the Employee of any of Sections 8.1, 8.2, 8.3 and Section 8.4 and the Intellectual Property and Confidentiality Agreement could result in unfair competition with the Company and could result in the Company suffering irreparable harm that can neither be calculated nor fully or adequately compensated by the recovery of damages alone.  Accordingly, the Employee agrees that the Company will be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Company may become entitled.

(c)

The Employee acknowledges and agrees that the obligations contained in Article 8 and the Intellectual Property and Confidentiality Agreement are to remain in effect in accordance with each of their terms and will exist and continue in full force and effect despite any breach or repudiation, or alleged breach or repudiation, of this Agreement or the Employee’s employment (including, without limitation, the Employee’s wrongful dismissal) by the Company.

ARTICLE 9 – Recognition

Section 9.1Recognition

(a)

The Employee expressly recognizes that Article 8 and the Intellectual Property and Confidentiality Agreement are of the essence of this Agreement, and that the Company would not have entered into this Agreement without the inclusion of the said Article 8 and Intellectual Property and Confidentiality Agreement.

(b)

The Employee further recognizes and expressly acknowledges that: (i) the application of the Article 8 and Intellectual Property and Confidentiality Agreement will not have the effect of prohibiting him or her from earning a living in a satisfactory manner in the event of the termination his employment and of this Agreement, and (ii) the Company would be subject to an irreparable prejudice should one or several Article 8 and Intellectual Property and Confidentiality Agreement be infringed, or should the Employee be in breach of any of his or her obligations thereunder.

(c)

The Employee acknowledges and agrees that during the course of his or her employment  with the Company, he or she will be privy to extensive Confidential Information and trade secrets of the Company, as well as the Company’s substantial relationships and goodwill with, and information regarding, all of its customers.  The Employee further recognizes and expressly acknowledges that the Article 8 and Intellectual Property and Confidentiality Agreement grant to the Company only such reasonable protection as is admittedly necessary to preserve the legitimate interests of the Company and the Employee equally recognizes, in this respect, that the description of the Business is reasonable.

(d)

If the scope of any restriction contained in this Agreement, including without limitation the time limitations associated therewith, is determined by a court or arbitrator of competent jurisdiction to be too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties hereby consent and agree that such scope may be modified judicially in any proceeding brought to enforce such a restriction.

Section 9.2Remedies

The Employee hereby recognizes and expressly acknowledges that the Company would be subject to irreparable harm should any of the provisions of Article 8 and Intellectual Property and Confidentiality Agreement be infringed, or should any of the Employee's obligations thereunder be breached by the Employee, and that damages alone will be an inadequate remedy for any breach or violation thereof and that the Company, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including temporary or permanent injunction to restrain such breach.  Such relief shall be in addition to, and not as an alternative to, any other remedies available to the Company at law or in equity.  In addition, Employee agrees that if the Company prevails in any action to enforce its rights under Article 8 and Intellectual Property and Confidentiality Agreement, Employee will be obligated to pay the reasonable attorneys’ fees and costs incurred by the Company in connection with its efforts to enforce its rights under those Articles of this Agreement.  Employee further agrees that if he or she violates any provision of Sections 8.1, 8.2, 8.3 and 8.4 of this Agreement, the duration of those provisions shall be extended by the period of time during which such violation occurred.

ARTICLE 10 – General Provisions

Section 10.1Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 10.2Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.  To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

Section 10.3Entire Agreement

(a)

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement.  This Agreement supersedes and replaces all prior agreements, if any, written or oral, with respect to the Employee’s employment by the Company and any rights which the Employee may have by reason of any such prior agreement or by reason of the Employee’s prior employment, if any, by the Company. In the event of an inconsistency between this Executive Employment Agreement and the Intellectual Property and Confidentiality Agreement, this Executive Employment Agreement shall prevail.  No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneously with, or after entering into this Agreement. Furthermore, the Employee acknowledges and agrees that the Employee has not been induced to enter into this Agreement in any way.

(b)	All schedules attached to this Agreement as described below are incorporated into this Agreement by this reference and deemed to be a part of this Agreement.

Schedule "A"	Position Description

Schedule "B"	Intellectual Property and Confidential Information Agreement

Section 10.4Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

Section 10.5Currency

Except as expressly provided in this Agreement, all amounts in this Agreement are stated and shall be paid in Canadian currency.

Section 10.6Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and Ottawa shall be the forum for any dispute arising out of this Agreement.

Section 10.7Counterparts

This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

Section 10.8Acknowledgement

The Employee acknowledges that:

(a)	the Employee has had sufficient time to review and consider this Agreement thoroughly;
(b)	the Employee has read and understands the terms of this Agreement and the Employee’s obligations hereunder; and

(c)	the Employee has been given an opportunity to obtain independent legal advice, or such other advice as the Employee may desire, concerning the interpretation and effect of this Agreement.

IN WITNESS WHEREOF the Employee has executed this Agreement as of the _21st_ day of September, 2018.

Tim Saunders

THE COMPANY has executed this Agreement as of the 21st day of September, 2018.

TWEED INC.

per:
Authorized Signatory

SCHEDULE “A”

POSITION DESCRIPTION

•

Create, coordinate, and evaluate the financial programs and supporting information systems of the company to include budgeting, tax planning, real estate, treasury functions, and conservation of assets

•	Ensure compliance with local, provincial, and federal budgetary reporting requirements
•	Oversee the approval of revenue, expenditure, and position control documents, department budgets, salary updates, ledger, and account maintenance and data entry
•	Update the financial policy manual for finance, accounting, billing, and auditing procedures.
•	Establish and maintain appropriate internal control safeguards
•

Interact with other managers to provide consultative support to planning initiatives through financial and management information analyses, reports, and recommendationsReview and oversight of internal controls

•	Analyze cash flow, cost controls, and expenses to guide executive team; analyze financial statements to pinpoint potential weak areas and make recommendations for corrective actions
•	Establish and implement short- and long-range departmental goals, objectives, policies, and operating procedures
•	Oversee budget and forecast updates
•	Maintain positive working relationship with bankers, insurance brokers, auditing firm and other external institutions
•	Interact and support the Board of Directors, and its Committees in their governance role

SCHEDULE “B”

INTELLECTUAL PROPERTY AND

CONFIDENTIAL INFORMATION AGREEMENT

This Intellectual Property and Confidential Information Agreement (the “Agreement”) is entered into between Tweed Inc. (the “Company”) and Employee (the “Employee”).  In the event this Agreement has been entered into with an independent contractor or sub-contractor, the independent contractor or sub-contractor as the case may be shall be referred to, for the purposes of this Agreement only and for simplicity, as an Employee. Any references to an independent contractor or a sub-contractor as an employee in this Agreement are not admissions that the Company and the independent contractor or sub-contractor are engaged in an employment relationship.

Whereas the Company is offering the Employee employment or continued employment and has an interest in protecting its confidential information and other proprietary information and related rights;

And whereas the Employee recognizes the importance of protecting the Company’s confidential information and other proprietary information and related rights is a fundamental term of the Employee’s employment;

NOW THEREFORE, in consideration of the Company hiring, promoting or continuing to employ the Employee and/or for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), the Employee and the Company hereby agree as follows:

1.	Definitions

“Confidential Information” means all of the materials and information (whether or not reduced to writing and whether or not patentable or protected by copyright) provided by the Company to the Employee, or which is available to the Employee during the course of the Employee’s employment, including, without limitation the following:

information regarding the Company’s business operations, Developments (as defined below), methods and practices, recruiting and training policies, including marketing strategies, product plans (including unannounced products), product pricing, margins, hourly rates, per diems and information regarding the financial affairs of the Company;

customer lists, quotations or proposals given to customers, requirements of specific customers, and the names of the suppliers to the Company and the nature of the Company’s relationships with these clients and suppliers;

information regarding the business operations, methods and practices, including marketing strategies, product plans (including unannounced products), product pricing, margins, hourly rates and financial affairs of the Company’s stakeholders;

technical and business information of or regarding the clients, customers or stakeholders of the Company, obtained in order to enable or assist the Company in providing such clients, customers or stakeholders with products and services, including information regarding the business operations, methods and practices and product plans of such clients, customers or stakeholders;

any other trade secret or confidential or proprietary information received by the Company from third parties and in the possession or control of the Company; and

any other materials or information related to the Company’s business which are not generally known to others, regardless of whether such information is in paper or electronic format or any other format;

provided that, Confidential Information shall not include information which: a) is generally known or in the public domain at the time of disclosure; or b) though originally Confidential Information becomes generally available to the public through no fault of the Employee, as of the date of its becoming part of the public knowledge; or c) is required to be disclosed by any law, regulation, governmental body, or authority or by court Order provided that before disclosure is made, notice of the requirement is provided to the Company, and to the extent possible in the circumstances, the Company is afforded an opportunity to dispute the requirement.

(1)	The absence of any notice indicating confidentiality on any material will not imply that same is not Confidential Information.

“Developments” include, without limitation any methods, processes, procedures, systems, inventions (whether patentable or not), devices, discoveries, concepts, know-how, data, databases, technology, products, software (in executable and source code formats), templates, documentation, specifications, compilations, designs, reports, trade-marks, and any enhancements, modifications, or additions to the foregoing or to any products owned, marketed or used by the Company which relate, directly or indirectly, to the Company’s present or reasonably foreseeable business and which are developed, created, generated or reduced to practice by the Employee, alone or jointly with others, during the Employee’s employment, whether during or after working hours and whether or not resulting from the use of the premises or property of the Company.

2.	Non-Disclosure of Confidential Information

At all times during and subsequent to the termination of the Employee’s employment, the Employee shall keep in strictest confidence and trust the Confidential Information, the Employee shall take all necessary precautions against unauthorized disclosure of the Confidential Information, and the Employee shall not directly or indirectly disclose, allow access to, transmit or transfer the Confidential Information to a third party, nor shall the Employee copy or reproduce the Confidential Information except as may be reasonably required for the Employee to perform the Employee’s duties for the Company.

3.	Restricted Use of Confidential Information

At all times during and subsequent to the termination or cessation of the Employee’s employment, the Employee shall not use the Confidential Information in any manner except as reasonably required for the Employee to perform the Employee’s duties for the Company.

Upon the request of the Company and in any event upon the termination or cessation of the Employee’s employment, the Employee shall immediately return to the Company all materials, including all copies in whatever form, containing the Confidential Information which are in the Employee’s possession or under the Employee’s control.

4.	Ownership of Confidential Information and Developments

The Employee acknowledges and agrees that the Employee shall not acquire any right, title or interest in or to the Confidential Information.

The Employee agrees to make full disclosure to the Company of each Development promptly after its creation.

With the sole exception of any intellectual property owned by (and not merely licensed to) the Employee prior to the making of this Agreement, which is also enumerated by the Employee in the attached Schedule “A” prior to the execution of this Agreement, the Employee hereby assigns and transfers to the Company, and agrees that the Company shall be the exclusive owner of, all of the Employee’s right, title and interest to each Development and any enhancement, modification, or addition to any of the intellectual property enumerated in Schedule “A” or any of the intellectual property that is marketed or used by the Company which relate, directly or indirectly, to the Company’s present or reasonably foreseeable business and which are developed, created, generated or reduced to practice by the Employee, alone or jointly with others, during the Employee’s employment, whether during or after working hours and whether or not resulting from the use of the premises or property of the Company, throughout the world, including all trade secrets, patent rights, copyrights and all other intellectual property rights therein.

The Employee further agrees to cooperate fully at all times during and subsequent to the Employee’s Employment with respect to signing further documents and doing such acts and other things reasonably requested by the Company to confirm such transfer of ownership of rights, including intellectual property rights, effective at or after the time the Development is created and to obtain patents or copyrights or the like covering the Developments. The Employee agrees that the Company, its assignees and their licensees are not required to designate the Employee as the author of any Developments. The Employee agrees that the obligations in this subparagraph (c) shall continue beyond the termination of the Employee’s employment with respect to Developments created during the Employee’s employment.

The Employee acknowledges that the Company shall alone have the right to apply for, prosecute, defend and obtain Letters Patent of invention, copyright registration, industrial design registration in any and all counties of the world with respect to any such invention, discovery, development or improvement, copyright material or industrial design created.

The expense of applying for and obtaining the Letters Patent, copyright registration and industrial design registration referred to in this Agreement shall be borne entirely by the Company.

It is agreed that the Company shall not be entitled to those inventions, discoveries, developments and improvements made by the Employee prior to the time the Employee was engaged in employment by the Company; it being understood and agreed that the inventions, discoveries, developments and improvements enumerated in Schedule “A” constitute the inventions, discoveries, developments and improvements made by the Employee, and the Employee hereby acknowledges that there are no inventions, discoveries, developments and improvements made prior to the employment of the Employee by the Company and which are the property of the Employee other than those that are enumerated in Schedule “A”.

The Employee hereby grants a power of attorney to the Company to have the Company execute on the Employee’s behalf all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company and its successors, assigns and nominees sole and exclusive rights, title and interest in and to such Developments, and any copyrights, patents, trade-marks, industrial designs (design patents), topographies (mask work rights) or other intellectual property rights relating thereto.

The Employee hereby waives in whole all moral rights which the Employee may have in the Developments, including the right to the integrity of the Developments, the right to be associated with the Developments, the right to restrain or claim damages for any distortion, mutilation or other modification of the Developments, and the right to restrain use or reproduction of the Developments in any context and in connection with any product, service, cause or institution. The Employee will confirm any such waiver from time to time as requested by the Company.

(2)

5.	No Conflicting Obligations

The Employee acknowledges and represents to the Company that the Employee’s performance during the period of the Employee’s employment shall not breach any agreement or other obligation to keep confidential the proprietary information of any prior employer or client of the Employee or any other third party.  The Employee further acknowledges and represents that the Employee is not bound by any agreement or obligation with any third party that conflicts with any of the Employee’s obligations under this Agreement.

The Employee represents and agrees that the Employee will not bring to the Company and shall not use in the performance of the Employee’s work with the Company, any trade secrets, confidential information and other proprietary information of any prior employer or client of the Employee or any other third party.  The Employee represents and agrees that in the Employee’s work creating Developments the Employee will not knowingly infringe the intellectual property rights, including copyright, of any third party.

6.	Enforcement

The Employee acknowledges and agrees that damages may not be an adequate remedy to compensate the Company for any breach of the Employee’s obligations contained in this Agreement, and accordingly the Employee agrees that in addition to any and all other remedies available to it, the Company shall be entitled to seek relief by way of a temporary or permanent injunction to enforce the obligations contained in this Agreement.  Such relief shall be in addition to and not in lieu of any other remedies available the Company at law or in equity.

7.	Returning the Company Documents

The Employee agrees that upon the termination of the Employee’s employment the Employee will deliver to the Company (and will not keep in the Employee’s possession or deliver to anyone else) any and all Confidential Information and proprietary information including, without limitation, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, together with any third party information received by the Employee. In the event of the termination of the Employee’s employment, the Employee agrees to sign and deliver to the Company the “Termination Certificate” attached hereto as Appendix “A”.  Notwithstanding the foregoing, the Employee shall be entitled to keep personal copies of (i) the Employee’s compensation records, (ii) this Agreement, and (iii) the Employee’s letter of offer.

8.	General

This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Ontario and any laws of Canada applicable thereto.

If any provision of this Agreement is wholly or partially unenforceable for any reason, such unenforceable provision or part thereof shall be deemed to be omitted from this Agreement without in any way invalidating or impairing the other provisions of this Agreement.

The obligations herein may not be changed or modified, released or terminated, in whole or in part, except in writing signed by the President of the Company and the Employee.

This Agreement supersedes all previous agreements, if any, between the Company and the Employee with respect to the subject matter of this Agreement.  The Employee agrees, however, that this Agreement does not purport to set forth all of the terms and conditions of the Employee’s employment and the Employee has other obligations to the Company that are not set forth in this Agreement.

The rights and obligations under this Agreement shall survive the termination of the Employee’s employment and shall enure to the benefit of and shall be binding upon (i) the Employee’s heirs and personal representatives; (ii) the successors and assigns of the Employee; and (iii) the successors and assigns of the Company.

THE EMPLOYEE HAS READ THIS AGREEMENT, UNDERSTANDS IT, HAS HAD THE OPPORTUNITY TO OBTAIN INDEPENDENT LEGAL ADVICE IN RESPECT OF IT, AND AGREES TO ITS TERMS.

The Employee acknowledges having received a fully executed copy of this Agreement.

(3)

(4)	IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the _______th day of __________________ , 2014.

SIGNED, SEALED AND DELIVERED in the presence of:	) ) ) )
Witness	) )	Tim Saunders

Tweed Inc.

By:
Name: Bruce Linton
Title: CEO

SCHEDULE “C”

ENUMERATION OF INTELLECTUAL PROPERTY OWNED BY THE EMPLOYEE

PRIOR TO THE MAKING OF THIS AGREEMENT

Patents

Please list all those patents both received and applied for using the table below.

Description	Jurisdiction	Patent No.	Date Received or Applied For

If additional space is required, please tick this box  and attach additional pages as required using the format of the table shown above.

Licenses

Please describe all intellectual property, were patented, trademarked, or otherwise protected or not, licensed to third parties by you using the table below.

Description of License	Licensed To:

If additional space is required, please tick this box  and attach additional pages as required using the format of the table shown above.

SCHEDULE “D”

ENUMERATION OF INTELLECTUAL PROPERTY OWNED BY THE EMPLOYEE

PRIOR TO THE MAKING OF THIS AGREEMENT

Copyrights, trademarks, registered trademarks, and other forms of intellectual property.

Please use the table below to list all other registered intellectual property owned by you prior to the making of this Agreement.

Description	Jurisdiction	Registration Number	Date Received

If additional space is required, please tick this box  and attach additional pages as required using the format of the table shown above.

Acknowledgement

You hereby acknowledge that, the items listed in the tables above (and any attached sheets, if necessary) constitute the full and complete list of intellectual property owned by you prior to making this Agreement with Tweed Inc.

Date:

Signed:
Tim Saunders

APPENDIX “E”

TO INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION AGREEMENT

Termination Certificate

To:Tweed Inc. ( the “Company”)

Re:	Intellectual Property and Confidential Information Agreement (the “Agreement”) between the Company and the undersigned employee.

This is to certify that I do not have in my possession, nor have I failed to return, nor have a transferred to any third party, any confidential or proprietary information belonging to the Company, its subsidiaries, affiliates, successors, assigns, clients, customers or stakeholders, including without limitation, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items.  I further certify that I have complied with all the terms of the Agreement signed by me, including the reporting of any Developments, inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that Agreement.

I further agree that, in compliance with the Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, customers or stakeholders.

Date:

Signed:
Tim Saunders